UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 9, 2010
Date of earliest event reported: September 8, 2010

MediaMind Technologies Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34844	52-2266402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 West 18th Street, 5th Floor
New York, NY 10011
(Address of principal executive offices, including zip code)

(646) 202-1320
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

MediaMind Technologies Inc. (the “Company”) announced on September 8, 2010 that the underwriters for the Company’s recent inital public offering have partially exercised their over-allotment option and purchased an additional 413,703 shares of the Company’s common stock.  The aggregate net proceeds received by the Company, including from the over-allotment option, are expected to be approximately $56.3 million, after deducting the underwriter discount and estimated offering expenses payable by the Company.  J.P. Morgan Securities LLC and Deutsche Bank Securities Inc. served as joint bookrunners for the offering.  The co-managers of the offering were Stifel Nicolaus Weisel, Pacific Crest Securities LLC and ThinkEquity LLC.

A copy of the related press release dated September 8, 2010 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 8, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Media Mind Technologies Inc.

By:	/s/ Vered Raviv-Schwarz
Name:	Vered Raviv-Schwarz
Title:	General Counsel

Date: September 9, 2010

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 8, 2010